THIRD AMENDMENT

TO

GAS SALE AND PURCHASE AGREEMENT

BETWEEN

HILCORP ALASKA, LLC

AND

CHUGACH ELECTRIC ASSOCIATION, INC.

CEA-13-AMENDED

Effective Date: August 1, 2015

Delivery Commencement Date: April 1, 2018

Termination Date: March 31, 2023

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Third Amendment to GSPA CEA-13 effective August 1, 2015

Page ii

THIRD AMENDMENT TO GAS SALE AND PURCHASE AGREEMENT

This THIRD AMENDMENT TO GAS SALE AND PURCHASE AGREEMENT (“Third Amendment”) is made by Hilcorp Alaska, LLC (“Seller”), a Deleware limited liability company, with office located at 3800 Centerpoint Drive, Suite 100, Anchorage, Alsaka 99503-5826, and Chugach Electric Association, Inc. (“Buyer”), an Alaska nonprofit electric cooperative corporation, with offices located at 5601 Electron Drive, Anchorage, Alaska 99518-1074, collectively referred to as “Parties” and individual as “Party,” dated as of August 1, 2015 (the “Effective Date”).

RECITALS

A.

The Parties have entered into that certain Gas Sale and Purchase Agreement ("Agreement'') dated as of July 1, 2013, and numbered for the Parties' convenience as CEA-13. Buyer filed the Agreement with the RCA on July 12, 2013, in Docket TA377-8. The Agreement was approved by the RCA by Letter Order No. L1300429 dated September 10, 2013, in Docket TA377-8.

B.

The Parties have amended the Agreement twice. The First Amendment to the Gas Sale and Purchase Agreement ("First Amendment'') was dated as of August 1, 2014. Buyer filed the First Amendment with the RCA on August 27, 2014, Tariff Advise No. 391-8. The First Amendment was approved by the RCA by Letter Order No. Ll400406 dated September 15, 2014. The Second Amendment to the Gas Sale and Purchase Agreement (''Second Amendment") was dated as of May 1, 2015. The Buyer filed the Second Amendment with the RCA on March 11, 2015, in Tariff Advise No. 401-8. The Second Amendment was approved by the RCA by Letter Order No. Ll500220 dated April 20, 2015.

C.

The Parties desire to provide for additional gas purchases and sales under the Agreement in accordance with the terms of this Third Amendment. Specifically, the Parties desire to provide for additional years of Firm Gas.

AGREEMENT

1.	DEFINITIONS & INTERPRETATION

(a)	Section 1.1 is amended to modify the following terms and definitions:

“Termination Date” means March 31, 2023.

2.	GAS SALES

(a)	Section 2.3(A)(1) is amended to increase the Annual Contract Quantity in Contract Year 5 and to add four additional Contract Years of Firm Gas sales and

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Third Amendment to GSPA CEA-13 effective August 1, 2015

is revised to read as follows:

(1)	The Annual Contract Quantities under this Agreement are as follows:

Contract Year	Dates	Annual Contract Quantity (MMcf)
1	01/01/15 through 12/31/15	2,427.25
2	01/01/16 through 12/31/16	5,215.50
3	01/01/17 through 12/31/17	7,975.25
4	01/01/18 through 03/31/18	2,009.25
5	04/01/18 through 3/31/19	6,935
6	04/01/19 through 03/31/20	5,490
7	04/01/20 through 03/31/21	5,475
8	04/01/21 through 03/31/22	5,475
9	04/01/22 through 03/31/23	5,475

(b)	Section 2.3(A)(4) is deleted in its entirety and the following is inserted in its place:

(4)	Without limiting Buyer’s rights pursuant to Sections 2.3(A)(2) or 2.3(A)(3), Buyer may:

(a) by notice to Seller on or before April 1, 2016, increase the Annual Contract Quantity for Contract Year 5 up to a maximum of 8,030 MMcf;

(b) by notice to Seller on or before October 1, 2017, increase the Annual Contract Quantity for Contract Year 6 up to a maximum of 8,052 MMcf; and

(c) by notice to Seller on or before October 1, 2018, increase the Annual Contract Quantity for Contract Year 7, Contract Year 8 and Contract Year 9 up to a maximum quantity of 8,030 MMcf in each Contract Year.

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Third Amendment to GSPA CEA-13 effective August 1, 2015

If Buyer provides notice as set forth in this Section 2.3(A)(4), then the Annual Contract Quantity, the Average Daily Contract Quantity, and the Monthly Contract Quantities in the applicable Contract Year(s) shall be amended as provided in such notice.

(c)	Section 2.3(A) is further amended to add a new subsection as follows:

(5)

Without limiting Buyer’s rights pursuant to Sections 2.3(A)(2), 2.3(A)(3), 2.3(A)(4) or 2.3(E), with respect to each of Contract Year 5 through Contract Year 9, by notice to Seller from time-to-time, Buyer may purchase up to 2.0 MMcfpd of Gas on a Firm basis and at the then-applicable Base Load Gas Price, such purchase to be effective for the Day(s) for which such notice is given, and which purchase shall not increase, decrease or otherwise affect the applicable Annual Contract Quantity, Monthly Contract Quantity or Average Daily Contract Quantity applicable to the Contract Year, Month or Day during which such purchase is made. To purchase up to an additional 2.0 MMcfpd pursuant to this Section 2.3(A)(5), (i) Buyer must notify Seller no later than three (3) Days prior to the Day such Gas is first to be delivered and (ii) such purchase must be for no fewer than seven (7) consecutive Days.

(d)	Section 2.3(B) is amended to add the Average Daily Contract Quantity for the additional Contract Years and is revised to read as follows:

(B)	Average Daily Contract Quantity: The Average Daily Contract Quantity during each Contract Year shall be as set forth in the following chart:

Contract Year	Dates	Average Daily Contract Quantity (MMcfd)
1	01/01/15 through 12/31/15	6.650
2	01/01/16 through 12/31/16	14.250
3	01/01/17 through 12/31/17	21.850
4	01/01/18 through 03/31/18	22.325
5	04/01/18 through 3/31/19	19.000
6	04/01/19 through 03/31/20	15.000
7	04/01/20 through 03/31/21	15.000

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Third Amendment to GSPA CEA-13 effective August 1, 2015

Contract Year	Dates	Average Daily Contract Quantity (MMcfd)
8	04/01/21 through 03/31/22	15.000
9	04/01/22 through 03/31/23	15.000

7.	SALES PRICE; COST ALLOCATION; STATE’S ROYALTY SHARE

(a)	Section 7.1(A) is amended to add the Sales Price for the additional Contract Years and is revised to read as follows:

Contract Year	Base Load Gas Price (Dollars per Mcf)	Swing Load Gas Price (Dollars per Mcf)	Emergency Load Gas Price (Dollars per Mcf)
1	7.13	8.91	10.70
2	7.42	9.28	11.13
3	7.72	9.65	11.58
4	8.03	10.04	12.04
5	7.35	9.19	11.02
6	7.50	9.37	11.25
7	7.65	9.56	11.47
8	7.80	9.75	11.70
9	7.96	9.95	11.94

Agreement Remains in Force: Except as otherwise provided in this Third Amendment, (i) the terms and conditions of the Agreement remain in full force and effect, and (ii) the definitions set forth in the Agreement apply to this Third Amendment.

Regulatory Approval: It is a condition precedent to the effectiveness of this Third Amendment that it has received RCA Approval (as defined below).  Buyer will use commercially reasonable efforts to obtain regulatory approval of this Third Amendment.   Seller shall have no responsibility to  take  any  action  or  incur any cost to obtain regulatory  approval  of  this  Third

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Third Amendment to GSPA CEA-13 effective August 1, 2015

Amendment. If the RCA issues an order that approves (conditionally or otherwise) this Third Amendment and imposes terms and conditions or modifications unacceptable to Buyer or Seller, each as determined in its sole and absolute discretion, Buyer or Seller may terminate this Third Amendment upon written notice to the other Party, such termination to take effect on the date outlined in any such written notice of termination. If RCA Approval has not been obtained by January 31, 2016, either Party may terminate this Third Amendment upon notice to the other Party, such termination to take effect on the date outlined in any such written notice of termination.

"RCA Approval" will be deemed to have occurred on the date that an RCA order approving the

Third Amendment without conditions or modifications unacceptable to the Parties becomes final and is not subject to further reconsideration or appeal or on such other date as may be mutually agreed by the Parties in writing.

Valuation of State’s Royalty Share. Pursuant to AS 38.05.180(aa) and (bb), within thirty (30)

Days after the execution of this Third Amendment, Seller shall submit a written request to the

Department of Natural Resources to enter into an agreement with Seller to accept the price for the Gas established in this Agreement for each of Contract Year 6 through Contract Year 9 as the value of the State of Alaska's royalty share of Gas production sold by Seller in each of Contract Year 6 through Contract Year 9. The Parties shall use reasonable efforts and shall cooperate with one another and the State in seeking the State's approval of the request.

Confidentiality: Each Party will keep this Third Amendment and any information, documents or materials produced for used in relation to this Third Amendment (col1ectively, "Transaction Information'') confidential and will not disclose such Transaction Information to any third party, except (1) to contractors, subcontractors and consultants and their respective employees, servants or agents actively engaged in the preparation for the performance, or the actual performance, of the Third Amendment; (2) to the auditors, legal advisers, insurers and affiliates of that Party, to whom this confidentiality obligation will extend,  (3)  where the Party is under a legal or regulatory obligation to make such disclosure (including, with respect to Buyer, in relation to obtaining RCA Approval, and, with respect to Seller, in relation to obtaining the agreement of Department of Natural Resources regarding  the valuation of the State's royalty share),  but limited to the extent of that legal obligation, or (4) with the prior written consent of the other Party.  "Transaction Information" shall not include any information that is in the public domain, or which hereafter becomes in the public domain through no fault of a Party, as (without limitation) through a filing by Buyer with the RCA.

Counterparts: This Third Amendment may be executed by the Parties in any number of counterparts and on separate counterparts, including electronic transmittals, each of which when so executed will be deemed an original, but all such counterparts, when taken together, will constitute but one and the same Third Amendment. In the event one Party executes the Third Amendment, and the other Party does not execute the Third Amendment within ten (10) Days of the first Party's execution, the execution of the Third Amendment by the first Party will be deemed null and void.

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Third Amendment to GSPA CEA-13 effective August 1, 2015

IN WITNESS WHEREOF, the Parties have executed this Third Amendment effective as of the date set forth in the preamble.

HILCORP ALASKA, LLC	CHUGACH ELECTRIC ASSOCIATION, INC.
Signature:	Signature:
/s/ Greg Lalicker	/s/ Bradley W. Evans
Name: Greg Lalicker	Name: Bradley W. Evans
Title: President	Title: Chief Executive Officer
Date: 7/23/15	Date: July 22, 2015

Hilcorp Alaska, LLC, and Chugach Electric Association, Inc.

Third Amendment to GSPA CEA-13 effective August 1, 2015